Exhibit 10.44

CONSENT AND SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Consent and Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 1st day of December, 2021, by and between SILICON VALLEY BANK (“Bank”) and OMEROS CORPORATION, a Washington corporation (“Borrower”) whose address is 201 Elliott Avenue West, Seattle, Washington 98119.

RECITALS

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 2, 2019, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of August 7, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has notified Bank that Borrower has entered into or will enter into that certain Asset Purchase Agreement among Borrower, Rayner Surgical Inc., a Delaware corporation (the “Buyer”) and, solely for the purposes of Article V and Section 6.24 of the Purchase Agreement, Rayner Surgical Group Limited, a company limited by shares incorporated under the laws of England, in substantially the form attached hereto as Schedule 2 (the “Purchase Agreement”) pursuant to which, Borrower will sell, transfer and assign the Purchased Assets (as such term is defined in the Purchase Agreement) to the Buyer (the “Asset Sale”).

D.Borrower has requested that Bank (i) consent to the Asset Sale and (ii) amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

E.Bank has agreed to so amend certain provisions of the Loan Agreement and consent to the Asset Sale, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Release of Liens. Subject to the satisfaction of the conditions precedent set forth in Section 3 below on or before the Outside Date (as such term is defined in the Purchase Agreement), as confirmed by Bank in writing (email being acceptable), all liens on the Purchased Assets (as such term is defined in the Purchase Agreement) shall be automatically released, and Borrower or Buyer shall be authorized to file a UCC-3 partial release statement to evidence the release of Bank’s security interests and liens it may have in the Purchased Assets (as such term is defined in the Purchase Agreement) at Borrower’s sole cost and expense. Nothing contained herein is intended to be, and shall not be construed as, a release or discharge of any liens or security interests on any Collateral other than the Purchased Assets (as such term is defined in the Purchase Agreement).

3.Consent.  Bank hereby consents to the Asset Sale and agrees that the Asset Sale shall not, in and of itself, constitute an Event of Default under Section 7.1 of the Loan Agreement (relative to dispositions), provided that such consent is subject to the following conditions being fulfilled, each to the satisfaction of Bank (a) Borrower shall be a surviving legal entity after the consummation of the Asset Sale, (b) the consideration paid by Buyer in connection with the Asset Sale shall consist of an upfront payment in cash by Buyer to Borrower in an amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00) subject to the computations set forth in the Purchase Agreement, (c) Borrower shall not assume nor incur any Indebtedness or Liens in connection with the Asset Sale, (d) the Asset Sale shall occur within one hundred twenty (120) days of the date of this Amendment and Borrower shall provide Bank with a fully-executed copy of the Purchase Agreement contemporaneously with the execution thereof and (e) no Event of Default shall occur or continue, both before and immediately after giving effect to the Asset Sale.  The consent provided for herein is a one-time consent relating only to the Asset Sale, and shall not be deemed to constitute an agreement by Bank to any future consent or waiver of the terms and conditions of the Loan Agreement.

4.Amendments to Loan Agreement.

4.1Section 3.4 (Procedure for Borrowing).  The penultimate sentence in Section 3.4 is amended in its entirety and replaced with the following:

“In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, a Royalty Payment Report, a Borrowing Base Report, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its reasonable discretion.”

4.2Section 5.3 (Accounts Receivable; Royalty Payments). Section 5.3 is amended in its entirety and replaced with the following:

“5.3Accounts Receivable; Royalty Payments.

(a)(i) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account and (ii) for each royalty payment with respect to which Advances are requested, on the date each Advance is requested and made, such royalty payment shall be an Eligible Monthly Royalty Payment.

(b)All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be.  All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Report.  To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

(c)All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Monthly Royalty Payments are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be.  All sales and other transactions underlying or giving rise to each Eligible Monthly Royalty Payment shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Monthly Royalty Payments in any Royalty Payment Report.  To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Monthly Royalty Payments are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms. Borrower is the owner of and has the legal right to sell, transfer, assign and encumber each customer Account, and, there are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount.”

4.3Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is amended by (i) deleting “and” appearing at the end of subsection (j), (ii) deleting “.” at the end of subsection (k) and inserting “; and” in lieu thereof, and (iii) inserting the following new subsection (l) thereof:

“(l)(i) (A) at all times when a Streamline Period is not in effect or (B) when an Advance is requested and at all times when an Advance is outstanding, within seven (7) days after the end of each month and (ii) (A) at all times when a Streamline Period is not in effect or (B) when an Advance is not outstanding, within forty-five (45) days of the end of each quarter, a royalty payment statement (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Eligible Monthly Royalty Payments) including, without limitation, details of Borrower’s Eligible Monthly Royalty Payments including, without limitation, total royalty payments due to Borrower from Rayner, or an affiliate thereof, and copies of written reports delivered by Rayner, or an affiliate thereof, to Borrower specifying royalty calculations and the amount of net revenue from sales of Omidria (including any combination, new formulation, dosages, extensions, next gen and the like) (the “Royalty Payment Report”);”

4.4Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is amended by inserting the following provision to appear as the last sentence thereof:

“Borrower hereby acknowledges that the Post-Sale Audit will be conducted prior to the earlier to occur of (a) the first (1st) Advance after the Second Amendment Effective Date and (b) 180 days following consummation of the Asset Sale.”

4.5Section 7 (Negative Covenants). The Loan Agreement is amended by inserting the following new provision to appear as Section 7.11 thereof:

“7.11Royalty Payment Agreement. (i) Materially alter the royalty payment formulas and calculations set forth in the Purchase Agreement or (ii) amend or modify the terms set forth in that certain agreement by and between Borrower and Rayner, or an affiliate thereof, governing the royalty payments made by Rayner to Borrower.”

4.6Section 13 (Definitions).  The definition of  “Eligible Accounts” is amended by (i) deleting “and” appearing at the end of subsection (aa), (ii) deleting the “.” at the end of subsection (bb) and inserting “; and” in lieu thereof, and (iii) inserting the following new subsection (cc):

“(cc)Accounts owing from Eligible Monthly Royalty Payments.”

4.7Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are deleted in their entirety and replaced with the following:

““Borrowing Base” is (a) is eighty-five percent (85.0%) of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report) plus (b) the product of (i) Borrower’s Eligible Monthly Royalty Payments for the most recent month, as determined by Bank from Borrower’s most recent Royalty Payment Report and financial reporting multiplied by (ii) eighty-five percent (85.0%); provided, however, that Bank has the right, after consultation with Borrower, to decrease the foregoing percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”

4.8Section 13.1 (Definitions).  The following new terms and their respective definitions are inserted to appear alphabetically in Section 13.1 of the Loan Agreement:

““Asset Sale” is defined in the Second Amendment.”

““Eligible Monthly Royalty Payments” is the difference of (a) Borrower’s total royalty payments that (i) are pursuant to binding, written agreements which arise in the ordinary course of Borrower’s business, (ii) meets all of Borrower’s representations and warranties described in Section 5.3, (iii) are payable on a monthly basis within 45 days of the invoice date, and (iv) are or may be due and owing from Rayner or an affiliate thereof minus (b) any discounts, claims, credits, reserves, offsets, adjustments, indemnifications, or other setoffs; provided that Bank reserves the right at any time and from time to time to exclude and/or remove any Account, or portion thereof, from the definition of Eligible Monthly Royalty Payments, in its sole discretion.”

““Post-Sale Audit” is, upon consummation of the Asset Sale, Bank’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, with results satisfactory to Bank in its sole and absolute discretion.”

““Purchase Agreement” is defined in the Second Amendment.”

““Rayner” means, Rayner Surgical Inc., a Delaware corporation.”

““Royalty Payment Report” is defined in Section 6.2(l).”

““Second Amendment” means that certain Consent and Second Amendment to Loan and Security Agreement between Bank and Borrower dated as of December 1, 2021.”

““Second Amendment Effective Date” is December 1, 2021.”

4.9Exhibit B (Compliance Certificate).  The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.

5.Limitation of Amendments.

5.1The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

6.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of August 2, 2019 and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

8.Release by Borrower:

A.FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys (collectively, the “Releasees”), and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, that Borrower may have against the Releasees which arise out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

2Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

3The terms of this Amendment are contractual and not a mere recital.

4This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

5Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every Released Claim, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any Released Claim. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		OMEROS CORPORATION

By:	/s/ Max Eberhart	By:	/s/ Michael Jacobsen
Name:	Max Eberhart	Name:	Michael A. Jacobsen
Title:	Vice President	Title:	Chief Accounting Officer

Schedule 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	OMEROS CORPORATION

The undersigned authorized officer of OMEROS CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements	Quarterly within 45 days (Q1-Q3)	Yes No
Compliance Certificate	When Advance outstanding, Monthly within 30 days When Advance not outstanding, Quarterly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R, A/P Agings & sell-through reports	When Advance outstanding, Monthly within 30 days When Advance not outstanding, quarterly within 30 days	Yes No
Royalty Payment Report & Borrowing Base Report

When Advance requested and at all times when Advance outstanding and streamline period is in effect, monthly within 7 days; when not in Streamline and when no Advances outstanding, quarterly within 45 days

Yes No
Board approved projections	FYE within 90 days and as amended/updated	Yes No

Streamline Period	Required	Actual	Eligible
Maintain:
Liquidity	>$30,000,000.00	$	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

OMEROS CORPORATION	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No

Schedule 2

Purchase Agreement